Exhibit 10.9

ESCO CORPORATION

STOCK APPRECIATION RIGHTS AGREEMENT

(Grants Prior to 2011)

This STOCK APPRECIATION RIGHTS AGREEMENT dated                              is between ESCO Corporation, an Oregon corporation (the “Company”), and                        (the “Recipient”), pursuant to the Company’s 2000 Stock Incentive Plan (the “Plan”).  The Company and the Recipient agree as follows:

1.                                       SAR Grant.  The Company hereby grants to the Recipient on the terms and conditions of this Agreement                      stock appreciation rights (“SARs”).  Upon exercise of a SAR in accordance with this Agreement, Recipient shall receive an amount in cash equal to the fair market value of one share of Class A Common Stock (“Common Stock”) of the Company on the date of exercise as determined by the Board of Directors based on the most recent valuation of the Class A Common Stock minus $          , which is determined to be equal to the per share fair market value of the Common Stock on the Grant Date, less applicable withholding taxes.  The terms and conditions of the SAR grant set forth in attached Exhibit A are incorporated into and made a part of this Agreement.

2.                                       Grant Date.  The Grant Date for this SAR is                   .  The SAR shall continue in effect until the date ten years after the Grant Date (the “Expiration Date”) unless earlier terminated as provided in Section 1 or 4 of Exhibit A.

3.                                       Vesting.  The SARs are not exercisable at all before                              .  The SARs will become exercisable in full on                                   , subject to the terms of Exhibit A.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of the date written above.

ESCO CORPORATION	RECIPIENT

By:
Title:	[signature]

[print name]

[address]

EXHIBIT A

TERMS AND CONDITIONS OF SARs

1.                                       Termination of Service.

1.1                                 Unless otherwise determined by the Board of Directors of the Company, if the Recipient’s employment by or service with the Company terminates for any reason other than because of total disability or death, the SAR may be exercised at any time prior to the Expiration Date or the expiration of 60 days after the date of the termination, whichever is the shorter period, but only if and to the extent the Recipient was entitled to exercise the SAR at the date of termination.

1.2                                 If the Recipient’s employment by or service with the Company terminates because of death or total disability (as defined in Section 6(a)(iv)(B) of the Plan), the SAR may be exercised at any time prior to the Expiration Date or the expiration of 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the Recipient was entitled to exercise the SAR at the date of termination.  If the Recipient’s employment or service is terminated by death, the SAR shall be exercisable only by the person or persons to whom the Recipient’s rights under the SAR pass by the Recipient’s will or by the laws of descent and distribution of the state or country of the Recipient’s domicile at the time of death and, during the Recipient’s lifetime, shall be exercisable only by the Recipient.

2.                                       Method of Exercise.  A SAR may be exercised only upon receipt by the Company of the Exercise Form attached as Exhibit B.

3.                                       Nontransferability of SAR.  The SAR may not be assigned or transferred by the Recipient, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Recipient’s domicile at the time of death and, during the Recipient’s lifetime, the SAR shall be exercisable only by the Recipient.

4.                                       Changes in Capital Structure.

4.1                                 Stock Splits; Stock Dividends.  If the outstanding Class A Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, reverse stock split, combination of shares, reclassification, recapitalization, or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number of SARs subject to this Agreement and/or the amount payable on exercise of the SAR.  Any such adjustments made by the Board of Directors shall be conclusive.

4.2                                 Mergers, Reorganizations, Etc.  In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company’s assets (each, a “Transaction”), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating the SAR:

4.2-1                       The SAR shall remain in effect in accordance with their terms.

4.2-2                       If the stockholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Class A Common Stock in any Transaction, appropriate adjustment shall be made by the Board of Directors in the number of SARs and/or the amount payable on exercise of the SAR.  Unless otherwise determine by the Board of Directors, the SAR shall be vested only to the extent that the vesting requirements relating to the SAR has been satisfied.

4.2-3                       The Board of Directors may provide a 30-day period prior to the consummation of the Transaction during which the Recipient shall have the right to exercise the SAR to the extent then exercisable and upon the expiration of which 30-day period the SAR shall immediately terminate.

4.3                                 Change In Control of the Company.  In the event of a Change in Control the SAR shall, immediately prior to the Change in Control, become fully vested and exercisable.  For purposes of this Section 4.3, a “Change in Control” shall occur if and when one or more persons acting in concert collectively acquire capital stock of the Company possessing the right to elect more than 50 percent of the Board of Directors.  To the extent the Board of Directors provides a 30-day exercise period in accordance with 4.2-3 in connection with a Transaction that constitutes a Change in Control, the SAR shall be treated as vested during such 30-day period, but the Board of Directors may provide that exercises with respect to the portion of the SAR accelerated pursuant to this Section 4.3 are conditioned upon the closing of the Transaction.

4.4                                 Dissolution of the Company.  In the event of the dissolution of the Company, the SAR shall be treated in accordance with Section 4.2-3.

5.                                       Withholding.  Upon exercise of a SAR, the Company shall withhold from the amount otherwise payable, an amount necessary to satisfy any applicable federal, state and local withholding tax requirements.

6.                                       Successors of Company.  This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company but, except as provided herein, the SAR may not be assigned or otherwise transferred by the Recipient.

7.                                       Notices.  Any notices under this Agreement must be in writing and will be effective when actually delivered or, if mailed, three days after deposit into the United States mails by registered or certified mail, postage prepaid.  Mail shall be directed to the addresses stated on the face page of this Agreement or to such address as a party may certify by notice to the other party.

8.                                       No Right to Employment or Service.  Nothing in the Plan or this Agreement shall (i) confer upon the Recipient any right to be employed or to continue in the employment of or service to the Company; (ii) interfere in any way with the right of the Company to terminate the Recipient’s employment or service with the Company at any time for any reason, with or without cause, or to decrease the Recipient’s compensation or benefits; or (iii) confer upon the Recipient any right to continuation, extension, renewal, or modification of any compensation, contract or arrangement with or by the Company.

EXHIBIT

STOCK APPRECIATION RIGHTS EXERCISE FORM

To:                              ESCO Corporation/Corporate Treasurer

In accordance with the Stock Appreciation Rights Agreement (the “Agreement”), dated                                         , between the undersigned and ESCO Corporation (the “Company”), the undersigned hereby elects to exercise                        SARs subject to the Agreement and receive from the Company an amount equal to the per share fair market value of the Class A Common Stock of the Company on the date of exercise as determined by the Board of Directors based on the most recent valuation of the Class A Common Stock minus $                , multiplied by the number of SARs indicated above.  This amount shall be paid in cash less, any applicable withholding taxes, within three weeks from the date of exercise.

The undersigned is a resident of the state of                             .

Date:

Signature:

Print Name: